Exhibit 10.21

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”), is entered into October 28, 2015, (the “Effective Date”) by and between Innovate Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), and Sandeep Laumas (the “Executive”), an individual, (collectively, the “Parties”).

WITNESSETH:

WHEREAS, the Company employed the Executive, and the Executive accepted employment with the Company, commencing on January 1, 2015;

WHEREAS, the Parties wish to formally confirm the terms and conditions of Executive’s employment with the Company as set forth in this Agreement; and

WHEREAS, this Agreement shall supersede and replace in its entirety any and all previous agreement(s) by and between the Executive and the Company related to the terms and conditions of employment, whether oral or written.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth herein, and of other good and valuable consideration, including the continued employment of the Executive by the Company and the compensation to be received by the Executive from the Company pursuant to Section 4 hereof, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending legally to be bound, hereby agree as follows:

1.            Employment. Commencing on January 1, 2015, the Company employed and hereby continues to employ the Executive, and the Executive hereby accepts such continued employment, as the Executive Chairman of the Board of Directors (“Chairman”) of the Company upon the terms and conditions of this Agreement. The Executive shall report to the Board of Directors of the Company (the “Board”).

2.            Duties. The Executive shall faithfully perform all duties of the Company related to the position or positions held by the Executive, including but not limited to all duties set forth in this Agreement and/or in the Bylaws of the Company related to the position or positions held by the Executive and all additional duties that are prescribed from time to time by the Board or other designated officers of the Company. The Executive shall comply with all Company policies, standards, rules and regulations (the “Company Policies”) and all applicable government laws, rules and regulations that are now or hereafter in effect. The Executive acknowledges receipt of copies of all written Company Policies that are in effect as of the date of this Agreement. The Executive and the Company acknowledge and agree that the Executive may continue to serve on the board of directors, serve in advisory capacities and have involvement with entities other than the Company while providing services hereunder; provided, however, that no such activities will be competitive with the Company. The Executive understands and agrees that (i) no such outside activities in which the Executive engages will interfere with his duties and responsibilities for the Company; (ii) the Executive will be fully transparent and disclose in advance and secure the Company’s prior written consent before participating in any such activities, and (iii) will not engage in any activities that will create an actual or perceived conflict of interest. Attached hereto as Exhibit A is a list of specifically permissible activities and investments in outside entities as of the Effective Date, which shall be amended from time to time as appropriate.

8601 Six Forks Road, Suite 400 │ Raleigh, NC 27615 │ Tel: (919) 275-1933

info@innovatebiopharma.com │ www.innovatebiopharma.com

3.            Term. Unless earlier terminated as provided herein, the initial term of this Agreement commenced on January 1, 2015, and shall continue for three years from the Minimum Financial Milestone Event (as defined below) (the “Term”). Thereafter, this Agreement shall automatically renew on a year-to-year basis on the same terms and conditions set forth herein unless: (a) earlier terminated or amended as provided herein, or (b) either party gives written notice of non-renewal at least 60 days prior to the end of the initial term or any renewal term of this Agreement. The initial term of this Agreement and all renewals thereof are referred to herein as the “Term.”

4.            Compensation. During the Term, as compensation for the services rendered by the Executive under this Agreement, the Executive shall be entitled to receive the following (all payments are subject to applicable withholdings):

(a)           Base Salary. The Executive shall be paid Base Salary as set forth below. The Base Salary may be increased from time to time by the Board. Notwithstanding anything to the contrary, the Base Salary may be reduced if the Board approves and implements an equal percentage reduction in the base salaries of all of the Company’s executive officers, but in no event will such reduction be greater than 15% of the Base Salary. A reduction in the Executive’s Base Salary in accordance with the immediately preceding sentence shall not constitute a substantial reduction in salary as described at paragraph 5(b)(i)(A) of this Agreement.

(i)          2015 Base Salary: Commencing on January 1, 2015, Executive began accruing an annual salary in the amount of $75,000, which, when and if paid in accordance with this Agreement, shall be less all applicable taxes and withholdings (the “2015 Base Salary”). Payment of the 2015 Base Salary to the Executive shall continue to be deferred until such time as a Minimum Financial Milestone Event has occurred; provided, however (a) Executive must be employed by the Company at the time the Minimum Financial Milestone Event occurs and (b) the Minimum Financial Milestone Event must occur on or before March 15, 2016, for the Executive to be eligible for payment of the 2015 Base Salary. For purposes of clarity, if Executive’s employment terminates before a Minimum Financial Milestone Event has occurred, or if the Minimum Financial Milestone Event does not occur on or before March 15, 2016, the Executive understands and agrees that the Executive forfeits the right to the 2015 Base Salary. Provided that the above-stated conditions have been met, the Company shall pay to the Executive the deferred amount (less all applicable taxes and withholdings) on its first regularly scheduled payroll date after the Minimum Financial Milestone Event has occurred, or on March 15, 2016, if earlier. The Executive’s 2015 Base Salary shall also be increased (a) to $150,000 upon the occurrence of the Minimum Financial Milestone Event, and (b) to $175,000 upon the occurrence of the Second Milestone Financial Event, if such events occur in 2015, which increase(s) shall be reflected in the Company’s first regularly scheduled payroll date after either the Minimum Financial Milestone Event and/or Second Milestone Event has occurred, as applicable.

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For the purposes of this Agreement, the “Minimum Financial Milestone Event” shall mean the sale by the Company of its Equity Securities in a bona fide equity financing following the Effective Date in which the Company receives gross proceeds of not less than $5,000,000, including proceeds received in connection with any transaction in which the Company’s securities (or the securities of any successor to the Company) become publicly tradeable. “Equity Securities” means the Company’s common stock or preferred stock issued to one or more third parties for bona fide equity financing purposes. The “Second Financial Milestone Event” shall mean the sale or sales by the Company of its Equity Securities following the Effective Date in a bona fide equity financing (or series of bona fide equity financings, including the Minimum Financial Milestone Event) in which the Company receives aggregate gross proceeds of at least $30,000,000, including proceeds received in connection with any transaction in which the Company’s securities (or the securities of any successor to the Company) become publicly tradeable. For purposes of clarity, the amount of the Minimum Financial Milestone Event shall be included in calculating the Second Milestone Event.

(ii)         2016 Base Salary. If a Minimum Financial Milestone Event has not occurred on December 31, 2015, commencing on January 1, 2016, Executive will begin accruing an annual salary in the amount of $90,000, which, when and if paid in accordance with this Agreement, shall be less all applicable taxes and withholdings (the “2016 Base Salary”). Payment of the 2016 Base Salary to the Executive shall be deferred until such time as a Minimum Financial Milestone Event has occurred; provided, however (a) Executive must be employed by the Company at the time the Minimum Financial Milestone Event occurs, and (b) the Minimum Financial Milestone Event must occur on or before March 15, 2017. For purposes of clarity, if Executive’s employment terminates before a Minimum Financial Milestone Event has occurred, or if the Minimum Financial Milestone Event does not occur on or before March 15, 2017, Executive understands and agrees that the Executive forfeits the right to the 2016 Base Salary for the time period of January 1, 2016, through December 31, 2016 (or such date as employment terminates, if sooner). Provided that the above-stated conditions have been met, the Company shall pay to the Executive the deferred amount (less all applicable taxes and withholdings) on its first regularly scheduled payroll date after the Minimum Financial Milestone Event has occurred or on March 15, 2017, if earlier. The Executive’s 2016 Base Salary shall also be increased (a) to $150,000 upon the occurrence of the Minimum Financial Milestone Event, and (b) to $175,000 upon the occurrence of the Second Milestone Financial Event, if such events occur in 2016, which increase(s) shall be reflected in the Company’s first regularly scheduled payroll date after either the Minimum Financial Milestone Event and/or Second Milestone Event has occurred, as applicable.

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(b)          Bonuses.

(i) Upon the occurrence of the Minimum Financial Milestone Event (as defined above) provided that the conditions set forth below have been satisfied, the Executive shall be paid a one-time lump sum cash bonus in the amount of $25,000, less applicable withholdings, which shall be paid within 30 days of the occurrence of the Minimum Financial Milestone Event.

(ii)         Upon the occurrence of the Second Minimum Financial Milestone Event, provided that the conditions set forth below have been satisfied, the Executive shall be paid a one-time lump sum cash bonus in the amount of $150,000, less all applicable withholdings, which shall be paid to the Executive within 30 days of the occurrence of the Second Minimum Financial Milestone Event. In the event a Second Minimum Financial Event is the initial fundraising, the Executive shall be entitled to payment of both bonuses specified under subparts (i) above this subpart (ii), and both bonuses shall be paid to the Executive, less applicable withholdings, within 30 days of the occurrence of the Second Minimum Financial Milestone Event.

For the purposes of subparts (i) and (ii) above, the Executive shall only be paid the bonuses specified therein if: (A) the Executive is employed by the Company on the effective date of the occurrence of the Minimum Financial Milestone Event and/or Second Minimum Financial Milestone Event, as appropriate, or has been terminated without Cause prior to such date. For purposes of clarity, if the Executive is not employed by the Company upon the applicable milestone or has been terminated for Cause (as defined herein) prior to the occurrence of the applicable milestone event, the Executive shall have no right to the payment of the bonus specified under subpart (i) or subpart (ii) hereof.

(iii)          Beginning in 2016, the Executive shall be eligible to participate in all bonus or similar incentive plans adopted by the Board. The amount awarded, if any, to the Executive under any bonus or incentive plan shall be in the discretion of the Board or any committee administering such plan, based on its assessment of the Executive’s and the Company’s performance during the relevant period, but it is the expectation of the Company that the Executive shall be eligible to receive an annual bonus of up to thirty percent (30%) of the Executive’s then-current annual Base Salary (the “Bonus”), less all applicable taxes and withholdings. If a Bonus is awarded, unless otherwise specifically provided by the Board or committee administering such plan, it shall be paid within 30 days of December 31st in the year following the year in which the Bonus was awarded.

(c)           Equity. The Executive will continue to be eligible to receive periodic stock or option awards in the discretion of the Company. The terms of any such awards will be governed by the terms of the Company’s equity incentive plans and the applicable award agreements.

(d)           Benefits. The Executive shall be entitled to receive those benefits provided from time to time to other executive employees of the Company, in accordance with the terms and conditions of the applicable plan documents; provided that the Executive meets the eligibility requirements thereof. All such benefits are subject to amendment or termination from time to time by the Company without the consent of the Executive or any other employee of the Company.

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(e)           Paid Time Off. The Executive shall be entitled to four (4) weeks of paid time off (“PTO”) to be taken at such times as may be approved by the Board. PTO earned in one calendar year may not be used in any subsequent calendar year. Upon the termination of the Executive’s employment with the Company, no cash shall be paid in lieu of accrued but unused PTO.

(f)           Business Expenses. The Company shall pay, or reimburse the Executive for, all reasonable expenses incurred by the Executive directly related to conduct of the business of the Company; provided that, the Executive complies with the Company’s policies for the reimbursement or advancement of business expenses that are now or hereafter in effect.

5.         Termination. This Agreement and the Executive’s employment by the Company shall or may be terminated, as the case may be, as follows:

(a)           Termination upon Expiration of the Term. This Agreement and the Executive’s employment by the Company shall terminate upon the expiration of the Term if notice of non-renewal is provided in accordance with the terms of Section 3 hereof.

(b)           Termination by the Executive. The Executive may terminate this Agreement and his employment by the Company:

(i)          for “Good Reason” (as defined herein). For purposes of this Agreement, “Good Reason” shall mean, the existence, without the consent of the Executive, of any of the following events: (A) the Executive’s duties and responsibilities or salary are substantially reduced or diminished; (B) the Company materially breaches its obligations under this Agreement, including the failure of the Company to pay the Executive any Base Salary that becomes due and payable within 30 days after the Employee has given the Company written notice thereof; or (C) the Executive’s place of employment is relocated by more than 50 miles of Raleigh, North Carolina, without the consent of the Executive. In addition to any requirements set forth above, in order for any of the above events to constitute “Good Reason”, the Executive must (X) inform the Company of the existence of the event within 90 days of the initial existence of the event, after which date the Company shall have no less than 30 days to cure the event which otherwise would constitute “Good Reason” hereunder and (Y) the Executive must terminate employment with the Company for such “Good Reason” no later than two years after the initial existence of the event which prompted the Executive’s termination.

(ii)         Other than for Good Reason 30 days after notice to the Company.

(c)          Termination by the Company. The Company may terminate this Agreement and the Executive’s employment by the Company upon notice to the Executive (or personal representative):

(i)          at any time and for any reason;

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(ii)          upon the death of the Executive, in which case this Agreement shall terminate immediately; provided that, such termination shall not prejudice any benefits payable to the Executive’s spouse or beneficiaries which are fully vested as of the date of death;

(iii)          if the Executive is “permanently disabled” (as defined herein), in which case this Agreement shall terminate immediately; provided that, such termination shall not prejudice any benefits payable to the Executive, the Executive’s spouse or beneficiaries which are fully vested as of the date of the termination of this Agreement. For purposes of this Agreement, the Executive shall be considered “permanently disabled” when a qualified medical doctor mutually acceptable to the Company and the Executive or the Executive’s personal representative shall have certified in writing that: (A) the Executive is unable, because of a medically determinable physical or mental disability, to perform substantially all of the Executive’s duties, with or without a reasonable accommodation, for more than 180 calendar days measured from the last full day of work; or (B) by reason of mental or physical disability, it is unlikely that the Executive will be able, within 180 calendar days, to resume substantially all business duties and responsibilities in which the Executive was previously engaged and otherwise discharge the Executive’s duties under this Agreement;

(iv)         upon the liquidation, dissolution or discontinuance of business by the Company in any manner or the filing of any petition by or against the Company under any federal or state bankruptcy or insolvency laws, which petition shall not be dismissed within 60 days after filing; provided that, such termination shall not prejudice the Executive’s rights as a stockholder or a creditor of the Company; or

(v)          "for cause" (as defined herein). “For cause” shall be determined by the Board by a majority vote without the participation of the Executive in such vote and shall mean:

(A)         Any material breach of the terms of this Agreement by the Executive, or the failure of the Executive to diligently and properly perform the Executive’s duties for the Company or the Executive’s failure to achieve the objectives specified by the Board;

(B)         The Executive’s misappropriation or unauthorized use of the Company’s tangible or intangible property, or breach of the Proprietary Information Agreement (as defined herein) or any other similar agreement regarding confidentiality, intellectual property rights, non-competition or non-solicitation;

(C)         Any material failure to comply with the Company Policies or any other policies and/or directives of the Board;

(D)         The Executive’s use of illegal drugs or any illegal substance, or the Executive’s use of alcohol in any manner that materially interferes with the performance of the Executive’s duties under this Agreement;

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(E)         Any dishonest or illegal action (including, without limitation, embezzlement) or any other action whether or not dishonest or illegal by the Executive which is materially detrimental to the interest and well-being of the Company, including, without limitation, harm to its reputation;

(F)         The Executive’s failure to fully disclose any material conflict of interest that the Executive may have with the Company in a transaction between the Company and any third party which is materially detrimental to the interest and well-being of the Company; or

(G)         Any adverse action or omission by the Executive which would be required to be disclosed pursuant to public securities laws or which would limit the ability of the Company or any entity affiliated with the Company to sell securities under any Federal or state law or which would disqualify the Company or any affiliated entity from any exemption otherwise available to it.

(d)          Obligations of the Company Upon Termination.

(i)          Upon the termination of this Agreement: (A) by the Executive pursuant to paragraph 5(b)(ii); or (B) by the Company pursuant to paragraph 5(c)(ii), (iii), (iv), or (v), the Company shall have no further obligations hereunder other than the payment of all compensation and other benefits payable to the Executive through the date of such termination which shall be paid on or before the Company’s next regularly scheduled payday unless such amount is not then-calculable, in which case payment shall be made on the first regularly scheduled payday after the amount is calculable.

(ii)         Upon the termination of this Agreement: (A) upon the expiration of the Term, if the Company does not renew the Term for a reason unrelated to Cause; (B) by the Executive pursuant to paragraph 5(b)(i); or (C) by the Company pursuant to paragraph 5(c)(i) and provided that the Executive first executes and does not revoke a release and settlement agreement in the form acceptable to the Company within the time period then-specified by the Company but in any event no later than sixty (60) days after the date of termination (the “Release”): (1) the Company shall pay the Executive an amount equal to six months of Executive’s then-current Base Salary (less all applicable deductions) payable in installments in accordance with the then-current generally applicable payroll schedule of the Company commencing on the first regularly scheduled pay date of the Company processed after Executive has executed, delivered to the Company and not revoked the Release; (2) provided that the Company still offers a health insurance plan, either allow the Executive to continue to participate in the Company’s health insurance plan at the level in effect immediately prior to termination (if permitted under the provisions of such plan), or provided that the Executive properly elects and maintains continued health insurance coverage under COBRA or its state law equivalent and provided further that such benefits continue to be offered under the Company sponsored plan, the Company shall reimburse the Executive in an amount equal to the cost of the premium for such continued health insurance coverage at the same average level and on the same terms and conditions which applied immediately prior to the date of the Executive’s termination for the shorter of (a) six months from the date of termination or (b) until the Executive obtains reasonably comparable coverage.

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(e)          Resignation as Officer and Director. Upon termination of this Agreement and the Executive’s employment hereunder for any reason by either party, the Executive shall be deemed to have resigned from all offices and positions the Executive may hold with the Company at such time including, without limitation Board membership and/or positions as an officer of the Company.

(f)          Payment in Lieu of Notice Period. Upon the termination of this Agreement: (A) pursuant to the expiration of the Term based on a non-renewal notice, if applicable, or (B) by the Executive pursuant to paragraph 5(b)(i) or 5(b)(ii), the Company may, at its sole election, pay the Executive an amount equal to Executive’s then-current Base Salary for all or any portion of the applicable notice period required by paragraph 3(b) or paragraph 5(b)(i) or 5(b)(ii) in lieu of all or any portion of such notice period; provided, however, any such election by the Company shall not be deemed to be a termination by the Company that invokes the obligations set forth in Section 5(d)(ii) of this Agreement. Notwithstanding the above, if the Executive requests that Executive’s final day of employment occur prior to the expiration of any applicable notice period and the Company consents, pay in lieu of notice shall not be required.

6.            Proprietary Information Agreement. The terms of the Proprietary Information, Inventions, Non-Competition and Non-Solicitation Agreement by and between the Company and the Executive, entered into simultaneously herewith (the “Proprietary Information Agreement”), attached hereto in the form substantially similar to Exhibit B, and any other similar agreement regarding confidentiality, intellectual property rights, non-competition or non-solicitation between the Company and the Executive, are hereby incorporated by reference and are a material part of this Agreement.

7.            Representations and Warranties.

(a)          The Executive represents and warrants to the Company that the Executive’s performance of this Agreement and as an employee of the Company does not and will not breach any noncompetition agreement or any agreement to keep in confidence proprietary information acquired by the Executive in confidence or in trust prior to the Executive's employment by the Company. The Executive represents and warrants to the Company that the Executive has not entered into, and agrees not to enter into, any agreement that conflicts with or violates this Agreement.

(b)          The Executive represents and warrants to the Company that the Executive has not brought and shall not bring with the Executive to the Company, or use in the performance of the Executive's responsibilities for the Company, any materials or documents of a former employer which are not generally available to the public or which did not belong to the Executive prior to the Executive’s employment with the Company, unless the Executive has obtained written authorization from the former employer or other owner for their possession and use and provided the Company with a copy thereof.

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8.            Indemnification.

(a)          By the Employee. The Executive shall indemnify and hold harmless the Company, its directors, officers, stockholders, agents, and employees against all claims, costs, expenses, liabilities, and lost profits, including amounts paid in settlement, incurred by any of them as a result of the breach by the Executive of any provision of Section 2, 6 and/or 7 of this Agreement.

(b)          By the Company. The Company will indemnify and hold harmless the Executive from any labilities and expenses arriving from his actions as an officer, director or employee of the Company to the fullest extent permitted by law, excepting any unauthorized acts, intentional or illegal conduct with breaches the terms of this or any other agreement or Company policy, including but not limited to the Proprietary Information Agreement.

9.           Notices. All notices, requests, consents, approvals, and other communications to, upon, and between the parties shall be in writing and shall be deemed to have been given, delivered, made, and received when: (a) personally delivered; (b) deposited for next day delivery by Federal Express, or other similar overnight courier services; (c) transmitted via telefacsimile or other similar device to the attention of the Company’s President with receipt acknowledged; or (d) three days after being sent or mailed by certified mail, postage prepaid and return receipt requested, addressed to the Company at 8601 Six Forks Road, Suite 400, Raleigh, NC 27615, and to the Executive at the address set forth by the signature page below.

10.          Effect. This Agreement shall be binding on and inure to the respective benefit of the Company and its successors and assigns and the Executive and his personal representatives.

11.          Entire Agreement. This Agreement, the Proprietary Information Agreement and any other similar agreement regarding confidentiality, intellectual property rights, non-competition or non-solicitation constitute the entire agreement between the parties with respect to the matters set forth herein and supersede all prior agreements and understandings between the parties with respect to the same.

12.          Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

13.          Amendment and Waiver. No provision of this Agreement, including the provisions of this Section, may be amended, modified, deleted, or waived in any manner except by a written agreement executed by the parties.

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14.          Section 409A Matters. This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and the Treasury Regulations and other applicable guidance thereunder (“Section 409A”). To the extent that there is any ambiguity as to whether this Agreement (or any of its provisions) contravenes one or more requirements of Section 409A, such provision shall be interpreted and applied in a matter that does not result in a Section 409A violation. Without limiting the generality of the above:

(a)          For clarity, the severance benefits specified in this Agreement (the “Severance Benefits”) are only payable upon a “separation from service” as defined in Section 409A. The Severance Benefits shall be deemed to be series of separate payments, with each installment being treated as a separate payment. The time and form of payment of any compensation may not be deferred or accelerated to the extent it would result in an impermissible acceleration or deferral under Section 409A.

(b)          To the extent this Agreement contains payments which are subject to Section 409A (as opposed to exempt from Section 409A), the Executive’s rights to such payments are not subject to anticipation, alienation, sale, transfer, pledge, encumbrance, attachment or garnishment and, where applicable, may only be transferred by will or the laws of descent and distribution.

(c)          To the extent the Severance Benefits are intended to be exempt from Section 409A as a result of an “involuntary separation from service” under Section 409A, if all conditions necessary to establish the Executive’s entitlement to such Severance Benefits have been satisfied, all Severance Benefits shall be paid or provided in full no later than December 31st of the second calendar year following the calendar year in which the Executive’s employment terminated unless another time period is applicable.

(d)          If the Employee is a “specified employee” (as defined in Section 409A) on the termination date and a delayed payment is required by Section 409A to avoid a prohibited distribution under Section 409A, then no Severance Benefits that constitute “non-qualified deferred compensation” under Section 409A shall be paid until the earlier of (i) the first day of the 7th month following the date of Employee’s “separation from service” as defined in Section 409A, or (ii) the date of Employee’s death. Upon the expiration of the applicable deferral period, all payments deferred under this clause shall be paid in a lump sum and any remaining severance benefits shall be paid per the schedule specified in this Agreement.

(e)          The Company makes no representation that this Agreement will be exempt from or compliant with Section 409A and makes no affirmative undertaking to preclude Section 409A from applying, but does reserve the right to unilaterally amend this Agreement as may be necessary or advisable to permit the Agreement to be in documentary and operational compliance with Section 409A which determination will be made in the sole discretion of the Company.

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15.         Governing Law. This Agreement will be governed by and construed according to the laws of the State of North Carolina without regard to conflict of law principles.

16.         Consent to Jurisdiction and Venue. Each of the parties agrees that any suit, action, or proceeding arising out of this Agreement may be instituted against it in the state or federal courts located in Wake County, North Carolina. Each of the parties hereby waives any objection that it may have to the venue of any such suit, action, or proceeding, and each of the parties hereby irrevocably consents to the personal jurisdiction of any such court in any such suit, action, or proceeding.

17.         Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, and all of which shall be deemed a single agreement.

18.         Headings. The headings herein are for convenience only and shall not affect the interpretation of this Agreement.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COMPANY:

Innovate Biopharmaceuticals, InC.

By:	/s/ Jay P. Madan
Jay P. Madan, President

EXECUTIVE:

By:	/s/ Sandeep Laumas
Sandeep Laumas

Address:

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EXHIBIT A

Specifically Permissible Activities

•	Any and all investments prior to signing of this agreement.

•	Investment and advisory work for any companies not competing directly with Innovate’s products.

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EXHIBIT B

Proprietary Information, Inventions,

Non-competition and Non-solicitation Agreement

This Proprietary Information, Inventions, Non-competition and Non-Solicitation Agreement (“Agreement”) is made in consideration for continued employment by Innovate Biopharmaceuticals Inc.,  a Delaware corporation and successor to GI Therapeutics, Inc., a North Carolina corporation (the “Company”), and compensation now and hereafter paid to me. I understand and agree as follows:

1.            Nondisclosure And Use. All Proprietary Information (as defined below) is and shall remain the sole and exclusive property of the Company. At all times during my employment and afterwards I will not disclose or use any Proprietary Information, except as required in connection with my work for the Company. I will take reasonable precautions to safeguard the Proprietary Information. I understand that I am also prohibited from accessing the Company’s database for any unauthorized, improper or competitive purpose, both while employed and thereafter. The term “Proprietary Information” means any information that relates to the Company’s actual or anticipated business or research and development, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding the Company’s products or services and markets therefor, customer lists and customers, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finance, other business information or other non-public information that a competitor of the Company could use to the competitive disadvantage of the Company. I further understand that Proprietary Information (i) includes the foregoing information disclosed to me in connection my employment with the Company from the date my employment with the Company first commenced, (ii) does not include any of the foregoing items that is or becomes publicly known through no wrongful act or omission of mine or of others who were under confidentiality obligations as to the item or items involved.

I will not disclose or use any information received by the Company from third parties, except as required in connection with my work for the Company. I will not improperly use or disclose any confidential information or trade secrets of any third party or former employer to whom I have an obligation of confidentiality. My performance of all the terms of this Agreement and as an employee of the Company does not breach any agreement by which I am legally bound, and I agree not to become a party to any such agreement.

2.            Assignment of Inventions. I agree to assign and hereby assign to the Company upon creation all my right, title and interest in and to any and all inventions, trade secrets, confidential and proprietary information, and work-product I conceive, create or develop (or have previously conceived, created or developed), whether or not eligible for or covered by patent, copyright or trade secret protection (collectively, “Inventions”) and whether or not such Inventions constitute works for hire or would otherwise belong to the Company by operation of law, which (i) are related to the Company’s business or actual or demonstrably anticipated research or development or (ii) were developed during Company time or using Company resources, that become known to, or are made, conceived, reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company (“Company Inventions”). All original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are “works made for hire” pursuant to United States Copyright Act (17 U.S.C. §101). I further waive any moral rights, if any, I may have in any copyrightable subject matter of any Company Inventions. I will keep an adequate and current record of all Proprietary Information and Company Inventions, which records shall be the property of the Company.

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I will not incorporate any non-assignable inventions (defined below) or Prior Inventions (defined below) into any work of the Company without the Company’s prior written consent, and, if I do, the Company is hereby granted a nonexclusive, royalty-free, irrevocable, perpetual, fully-paid, worldwide license (with rights to sublicense) in and to all present and future rights in the same. I will promptly disclose to the Company all inventions I develop by myself or jointly with others which I believe are “non-assignable inventions” under N.C.G.S. §66-57.1 (inventions that I developed entirely on my own time without using the Company’s equipment, supplies, facility or trade secret information and that do not (a) relate to the Company’s business or actual or demonstrably anticipated research or development, or (b) result from any work performed by me for the Company). For clarity, work or inventions I made prior to the commencement of my employment with the Company which are owned in whole or in part by me are described on the signature page hereto; or, if left blank, I affirm there are no such “Prior Inventions.”

During my employment and thereafter, I will assist the Company in every proper way to obtain and enforce its intellectual property rights, it being understood that the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me and for any reasonable expenses actually incurred by me at the Company’s request. If the Company is unable for any reason to secure my signature in connection with obtaining or enforcing the Company’s intellectual property rights, then I hereby irrevocably appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act on my behalf and to execute and file any required documents and to do all other lawfully permitted acts in furtherance thereof as if done by me.

3.            No Conflicts or Solicitation. To protect the Company’s Proprietary Information, during my employment, I will not engage in any other employment or other activity that is related to the business in which the Company is now involved or becomes involved or has plans to become involved, nor will I engage in any other activities that conflict with my obligations to the Company.

In addition, during my employment and for a period of one year following the termination of my employment with the Company for any reason, I will not, either directly or indirectly, solicit, induce, or encourage (or attempt to do so) any of the Company’s employees or other service providers to leave their employment/engagement, or hire or take away such employees or other service providers, either for myself or for any other person or entity. This restriction includes all those who were employed by or performed services for the Company at any time during the one year period immediately before the date my employment terminated.

In addition, during my employment and for a period of one year immediately following the termination of my employment with the Company for any reason, I will not, either directly or indirectly: (a) interfere with the Company’s relationships with any of its customers, prospective customers, suppliers, contractors, distribution partners, prospective distribution partners, resellers, or any third party regularly dealing with the Company; or (b) solicit, call upon, divert or actively take away, or attempt to solicit, call upon, divert or take away, for purposes of conducting a business substantially similar to or competitive with the Company’s business, any of the Company’s customers, prospective customers, suppliers, contractors, distribution partners, prospective distribution partners, or other third party regularly dealing with the Company. This restriction includes any customer to which the Company sold any product, or for which the Company performed any service at any time during the one year period immediately before the date my employment terminated, except that the restriction pertaining to the Company’s prospective customers only applies if I became familiar with the prospective customer through my employment.

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4.            Covenant Not to Compete. To protect the Company’s Proprietary Information, I agree that during my employment and for a period of one year immediately following the termination of my employment with the Company for any reason, I will not compete with the Company in the Territory (defined below), which for clarity means that I will not, either directly or indirectly, in the Territory (i) serve as an advisor, agent, consultant, director, manager, employee, officer, partner, proprietor or otherwise of any Restricted Business (defined below); (ii) have any ownership interest in any Restricted Business (except for passive ownership of one percent or less of any entity whose securities are publicly traded); or (iii) participate in the organization, financing, operation, management or control of any Restricted Business. “Restricted Business” means business in competition with the Company’s business as conducted by the Company at any time during the course of my employment with the Company, together with any other business with which I am actively involved in assisting the Company with researching, developing or marketing at the time of the termination of my employment. For clarity, the Company’s business as of the date I signed this Agreement includes without limitation: any business related to manufacturing, selling and/or distributing pharmaceutical therapies for gastroenterological disorders, and/or conducting research or development with regard thereto. For further clarity, this covenant does not prohibit my employment with competitors of the Company, if the area in which I will be employed/engaged with such competitor is not competitive with the Company and is not related to the scope of my responsibilities for the Company. “Territory” means: (i) the entire world; (ii) North America; (iii) the United States of America; (iv) each state in which the Company does business or did business at any time within one year prior to the termination of my employment with the Company; (v) the States of Maryland, Virginia, North Carolina, South Carolina and Georgia; (vi) the State of North Carolina; and (vii) Wake County. I agree that the foregoing Territory is reasonable and reasonably necessary to protect the Proprietary Information. If, however, a court determines that the Territory described above in subparagraph (i) is too restrictive, then the parties agree the Territory shall be reduced to the area specified in each of the following subsections and in the following order until the court determines an acceptable geographic area: subparagraphs (ii), (iii), (iv), (v), (vi) or (vii). If the court determines that all of the areas are too restrictive, then the parties agree that the court may reduce or limit the area to enable the intent of this Section to be enforced in the largest acceptable area.

5.            Reasonable. The nature of the Company’s products and services are such that its natural market is worldwide. The restrictions in Sections 3 and 4 are reasonable and are reasonably necessary for the protection of Proprietary Information and provide a reasonable way of protecting the Company’s business value which will be imparted to me. Through my employment I will receive adequate consideration for any loss of opportunity associated with their provisions. The length of time, geographic area and any other restrictions contained in this Agreement are reasonable to protect the legitimate interests of the Company and do not unfairly restrict or penalize me. However, if any restriction set forth in Section 3 or 4 is found by a court to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall extend only over the maximum period of time, range of activities or geographic area as to which such court shall determine it to be enforceable. A breach of any provision(s) of this Agreement tolls the running of the limitation period and the restriction period with respect to such provision(s) during the breach.

6.            Non-Disparagement. At all times during my employment and afterwards I will not, directly or indirectly, disparage the Company, its officers or directors, its business, services, products or personnel. This provision is not intended to restrict communications or actions legally protected by state or federal law, including the National Labor Relations Act.

7.            Use of Likeness. I will not, directly or indirectly, endorse, speak on behalf of, or allow my name or likeness to be used to in any way promote any competitive business or competing product during my employment with the Company. During my employment and after my employment with the Company ends, I consent to the Company’s use of my image, likeness, voice, and other characteristics in connection with the Company’s operation of the Company’s business and its promotion and sale of its products and services. I release the Company from any cause of action which I may have or may have arising out of the use, distribution, adaptation, reproduction, broadcast, or exhibition of such characteristics.

8.            Social Media. The Company owns all Company-related digital and social media accounts (including all passwords, data posts, digital works and goodwill therein) that I may create, manage, contribute to, or administer during my employment with the Company and including all “followers,” connections, fans, subscribers, contacts and other relationships created under such accounts. All use of such accounts will be in accordance with all Company policies in effect from time to time. At any time upon request and immediately upon my termination of employment for any reason, I will surrender full control and access to such Company-related accounts to the Company.

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9.            Legal And Equitable Remedies. Because my services are personal and unique and the Company may not have an adequate remedy at law for a breach or threatened breach of this Agreement, the Company may, in addition to other remedies at law or in equity which may be available, enforce this Agreement by injunction, specific performance or other equitable relief, all without bond.

10.         Employment At-Will and Other Matters. My employment is at-will, meaning that I or the Company can end my employment at any time for any reason. The Company may notify any employer I may have in the future of my rights and obligations under this Agreement. At any time upon request and on termination of my employment, I will return all Company property to the Company immediately. In addition, all Company property and property situated on the Company’s premises is subject to inspection by the Company at any time and I understand that I have no expectation of privacy with regard to the same, including without limitation work areas, computer and communications systems, email and internet records handheld devices or other property used to conduct the business of the Company. Nothing in this Agreement is intended to limit my rights to discuss the terms, wages, and working conditions of employment, as protected by applicable law.

11.         General Provisions. North Carolina law governs this Agreement. I consent to the personal jurisdiction of and venue in the state and federal courts located in North Carolina. If any provision of this Agreement is found invalid or unenforceable, no other provision is affected. This Agreement is binding on my heirs and all legal representatives. This Agreement benefits and may be enforced by the Company and its agents, parents, subsidiaries, affiliates, successors and assigns. The provisions of this Agreement survive the termination of my employment and the assignment of this Agreement by the Company to any assignee or successor. A waiver by the Company of any breach is not a waiver of any prior or subsequent breach, and a waiver of any specific right shall not be construed as a waiver of any other right. For purposes of this Agreement, the term “employee” shall be deemed to include “consultant,” “independent contractor” or “director,” and the term “employment,” or any variation thereof, shall be deemed to include “engagement” or any variation thereof. My obligations under this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company if no other agreement governs during such period. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. This Agreement is effective as of the first day of my employment with the Company. This Agreement is the final, complete and exclusive agreement between me and the Company with respect to the subject matter hereof and supersedes all prior discussions or agreements, written or verbal, between us with respect to the subject matter hereof. Amendments or waivers to this Agreement must be in writing and signed by the party to be charged to be effective.

I have read this Agreement carefully and understand its terms.	Accepted and agreed to:

Dated: __________________________	Innovate Biopharmaceuticals Inc.

Sandeep Laumas	By:	/Jay P. Madan
Signature/Printed Name

Address	Title:	President

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“Prior Inventions”

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If you have Prior Inventions, please list them in the space below. If no Prior Inventions are identified below, you are affirming that you have no Prior Inventions to identify. If you need extra pages, please attach them and indicate below.

Title	Date of Prior Invention	Brief Description

If a prior confidentiality agreement prevents disclosure above, instead provide a cursory name for each prior invention, a listing of the party or parties to whom it belongs and description of the relationship to that party.

Invention	Parties	Relationship

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FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (the “Amendment”) is entered into as of March 15, 2016 (the “Effective Date”) by and between Innovate Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), and Sandeep Laumas (the “Executive;” and, together with the Company, the “Parties”), who agree to be bound by all of the terms and conditions hereof.

WITNESSETH:

WHEREAS, the Executive and the Company entered into an Executive Employment Agreement on or about October 28, 2015 (the “Employment Agreement”), setting forth the terms and conditions of Executive’s employment as the Executive Chairman of the Board of Directors of the Company;

WHEREAS, the Executive and the Company desire to amend the Employment Agreement at this time as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Executive and the Company hereby amend the Employment Agreement as follows, effective as of the date hereof:

1.            The second paragraph of Section 4(a)(i) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“For the purposes of this Agreement, the “Minimum Financial Milestone Event” shall mean the sale by the Company of its Equity Securities in a bona fide equity financing following the Effective Date in which the Company receives gross proceeds of not less than $5,000,000, including proceeds received in connection with any transaction in which the Company’s securities (or the securities of any successor to the Company) become publicly tradeable. “Equity Securities” means the Company’s common stock or preferred stock issued to one or more third parties for bona fide equity financing purposes. The “Second Financial Milestone Event” shall mean the sale or sales by the Company of its Equity Securities following the Effective Date in a bona fide equity financing (or series of bona fide equity financings, including the Minimum Financial Milestone Event) in which the Company receives aggregate gross proceeds of at least $10,000,000, including proceeds received in connection with any transaction in which the Company’s securities (or the securities of any successor to the Company) become publicly tradeable. The “Third Financial Milestone Event” shall mean the sale or sales by the Company of its Equity Securities following the Effective Date in a bona fide equity financing (or series of bona fide equity financings, including the Minimum Financial Milestone Event and the Second Financial Milestone Event) in which the Company receives aggregate gross proceeds of at least $30,000,000, including proceeds received in connection with any transaction in which the Company’s securities (or the securities of any successor to the Company) become publicly tradeable. For purposes of clarity, the amount of the Minimum Financial Milestone Event shall be included in calculating the Second Milestone Event and the amount of the Minimum Financial Milestone Event and the Second Financial Milestone Event shall be included in calculating the Third Financial Milestone Event.

2.            Section 4(a)(ii) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“(ii)          2016 Base Salary. If a Minimum Financial Milestone Event has not occurred on December 31, 2015, commencing on January 1, 2016, Executive will begin accruing an annual salary in the amount of $75,000, which, when and if paid in accordance with this Agreement, shall be less all applicable taxes and withholdings (the “2016 Base Salary”). Payment of the 2016 Base Salary to the Executive shall be deferred until such time as a Minimum Financial Milestone Event has occurred; provided, however (a) Executive must be employed by the Company at the time the Minimum Financial Milestone Event occurs, and (b) the Minimum Financial Milestone Event must occur on or before March 15, 2017. For purposes of clarity, if Executive’s employment terminates before a Minimum Financial Milestone Event has occurred, or if the Minimum Financial Milestone Event does not occur on or before March 15, 2017, Executive understands and agrees that the Executive forfeits the right to the 2016 Base Salary for the time period of January 1, 2016, through December 31, 2016 (or such date as employment terminates, if sooner). Provided that the above-stated conditions have been met, the Company shall pay to the Executive the deferred amount (less all applicable taxes and withholdings) on its first regularly scheduled payroll date after the Minimum Financial Milestone Event has occurred or on March 15, 2017, if earlier. The Executive’s 2016 Base Salary shall also be increased (a) to $150,000 upon the occurrence of the Minimum Financial Milestone Event, (b) to $160,000 upon the occurrence of the Second Financial Milestone Financial Event, and (c) to $175,000 upon the occurrence of the Third Financial Milestone Event, if such events occur in 2016, which increase(s) shall be reflected in the Company’s first regularly scheduled payroll date after either the Minimum Financial Milestone Event, the Second Milestone Event and/or the Third Financial Milestone Event has occurred, as applicable.”

3.            Section 4(b) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“(b)         Bonuses.

(i)          Upon the occurrence of the Minimum Financial Milestone Event (as defined above) provided that the conditions set forth below have been satisfied, the Executive shall be paid a one-time lump sum cash bonus in the amount of $25,000, less applicable withholdings, which shall be paid within 30 days of the occurrence of the Minimum Financial Milestone Event.

(ii)         Upon the occurrence of the Second Financial Milestone Event, provided that the conditions set forth below have been satisfied, the Executive shall be paid a one-time lump sum cash bonus in the amount of $80,000, less all applicable withholdings, which shall be paid to the Executive within 30 days of the occurrence of the Second Financial Milestone Event. In the event a Second Financial Event is the initial fundraising, the Executive shall be entitled to payment of both bonuses specified under subpart (i) above, and both bonuses shall be paid to the Executive, less applicable withholdings, within 30 days of the occurrence of the Second Financial Milestone Event.

(iii)        Upon the occurrence of the Third Financial Milestone Event, provided that the conditions set forth below have been satisfied, the Executive shall be paid a one-time lump sum cash bonus in the amount of $150,000, less all applicable withholdings, which shall be paid to the Executive within 30 days of the occurrence of the Third Financial Milestone Event. In the event the Third Financial Milestone Event is the initial fundraising, the Executive shall be entitled to a payment of each bonus specified under subpart (i) and (ii) above this subpart (iii), and all such bonuses shall be paid to the Executive, less applicable withholdings, within 30 days of the occurrence of the Third Financial Milestone Event.

For the purposes of subparts (i), (ii) and (iii) above, the Executive shall only be paid the bonuses specified therein if: (A) the Executive is employed by the Company on the effective date of the occurrence of the Minimum Financial Milestone Event the Second Financial Milestone Event, and/or the Third Financial Milestone Event, as appropriate, or has been terminated without Cause prior to such date. For purposes of clarity, if the Executive is not employed by the Company upon the applicable milestone or has been terminated for Cause (as defined herein) prior to the occurrence of the applicable milestone event, the Executive shall have no right to the payment of the bonus specified under subparts (i), (ii) or (iii) hereof.”

4.           This Amendment is hereby incorporated into and forms a part of the Employment Agreement.

5.           Except as modified herein, all other terms and conditions of the Employment Agreement shall continue in full force and effect.

6.           This Amendment shall be binding upon the Parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns and shall be governed by and construed in accordance with the laws of the State of North Carolina.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

COMPANY:

Innovate Biopharmaceuticals, InC.

By:	/s/ Jay P. Madan
Jay P. Madan, President

EXECUTIVE:

By:	/s/ Sandeep Laumas
Sandeep Laumas

Address:

SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (the “Second Amendment”) is entered into as of March 1, 2017, with an effective date of July 1, 2016 (the “Effective Date”) by and between Innovate Biopharmaceuticals Inc., a Delaware corporation (the “Company”), and Sandeep Laumas (the “Executive;” and, together with the Company, the “Parties”), who agree to be bound by all of the terms and conditions hereof.

WITNESSETH:

WHEREAS, the Executive and the Company entered into an Executive Employment Agreement on or about October 28, 2015 (the “Employment Agreement”), setting forth the terms and conditions of Executive’s employment as the President of the Company;

WHEREAS, the Executive and the Company entered into a First Amendment to Executive Employment Agreement on or about March 15, 2016 (the “First Amendment”); and

WHEREAS, the Executive and the Company desire to amend the Employment Agreement, as amended by the First Amendment, as set forth in this Second Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Executive and the Company hereby amend the Employment Agreement as follows, effective as of the Effective Date set forth above:

1.            The second paragraph of Section 4(a)(i) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“For the purposes of this Agreement, the “Minimum Financial Milestone Event” shall mean the sale by the Company of its Equity Securities in a bona fide equity financing following the Effective Date in which the Company receives gross proceeds of not less than $5,000,000, including proceeds received in connection with any transaction in which the Company’s securities (or the securities of any successor to the Company) become publicly tradeable. “Equity Securities” means the Company’s common stock or preferred stock issued to one or more third parties for bona fide equity financing purposes. The “Second Financial Milestone Event” shall mean the sale or sales by the Company of its Equity Securities following the Effective Date in a bona fide equity financing (or series of bona fide equity financings, including the Minimum Financial Milestone Event) in which the Company receives aggregate gross proceeds of at least $10,000,000, including proceeds received in connection with any transaction in which the Company’s securities (or the securities of any successor to the Company) become publicly tradeable. The “Third Financial Milestone Event” shall mean the sale or sales by the Company of its Equity Securities following the Effective Date in a bona fide equity financing (or series of bona fide equity financings, including the Minimum Financial Milestone Event and the Second Financial Milestone Event) in which the Company receives aggregate gross proceeds of at least $25,000,000, including proceeds received in connection with any transaction in which the Company’s securities (or the securities of any successor to the Company) become publicly tradeable. The “Fourth Financial Milestone Event” shall mean the sale or sales by the Company of its Equity Securities following the Effective Date in a bona fide equity financing (or series of bona fide equity financings, including the Minimum Financial Milestone Event, the Second Financial Milestone Event and the Third Financial Milestone Event, as applicable) in which the Company receives aggregate gross proceeds of at least $45,000,000, including proceeds received in connection with any transaction in which the Company’s securities (or the securities of any successor to the Company) become publicly tradeable. For purposes of clarity, the amount of the Minimum Financial Milestone Event shall be included in calculating the Second Milestone Event; the amount of the Minimum Financial Milestone Event and the Second Financial Milestone Event shall be included in calculating the Third Financial Milestone Event; and the amount of the Minimum Financial Milestone Event, the Second Financial Milestone Event and the Third Financial Milestone shall be included in calculating the Fourth Financial Milestone Event."

2.            Section 4(a)(ii) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“(ii)          2016 Base Salary. If a Minimum Financial Milestone Event has not occurred on December 31, 2015, commencing on January 1, 2016, Executive will begin accruing an annual salary in the amount of $75,000 which, when and if paid in accordance with this Agreement, shall be less all applicable taxes and withholdings (the “2016 Base Salary”). Payment of the 2016 Base Salary to the Executive shall be deferred until such time as a Minimum Financial Milestone Event has occurred; provided, however (a) Executive must be employed by the Company at the time the Minimum Financial Milestone Event occurs, and (b) the Minimum Financial Milestone Event must occur on or before March 15, 2017. For purposes of clarity, if Executive’s employment terminates before a Minimum Financial Milestone Event has occurred, or if the Minimum Financial Milestone Event does not occur on or before March 15, 2017, Executive understands and agrees that the Executive forfeits the right to the 2016 Base Salary for the time period of January 1, 2016, through December 31, 2016 (or such date as employment terminates, if sooner). Provided that the above-stated conditions have been met, the Company shall pay to the Executive the deferred amount (less all applicable taxes and withholdings) on its first regularly scheduled payroll date after the Minimum Financial Milestone Event has occurred or on March 15, 2017, if earlier."

3.            Section 4(a) of the Employment Agreement is hereby amended to add the following subsections:

“(iii)        2016 Base Salary Increase. Commencing on July 1, 2016, Executive’s annual salary shall be increased by $36,000 per year ($3,000 per month) (the “Salary Increase”), less applicable taxes and withholdings, so that Executive’s annual salary shall be increased from $75,000 to $111,000 per year from and after such date. The Salary Increase shall be paid to the Executive on a monthly basis in the amount set forth above (that is, $3,000 per month) and shall not be subject to any of the deferral provisions set forth herein.

iv)          2017 Base Salary. Commencing on January 1, 2017, the Executive’s annual salary shall continue at the then-applicate rate, with a portion of the Executive’s base salary in the amount of $75,000 to be subject to deferral with such deferral and salary accrual commencing on January 1, 2017, and continuing until such time as a Minimum Financial Milestone Event has occurred, which, when and if the deferred amount is paid in accordance with the terms and conditions hereof, shall be less all applicable taxes and withholdings (the “2017 Salary Deferral”). Payment of the Salary Increase shall continue to be paid to the Executive on a monthly basis and shall not be subject to the deferral provisions set forth herein. Payment of the 2017 Salary Deferral shall be deferred and shall not be paid until such time as a Minimum Financial Milestone Event has occurred; provided, however (a) Executive must be employed by the Company at the time the Minimum Financial Milestone Event occurs, and (b) the Minimum Financial Milestone Event must occur on or before March 15, 2018. For purposes of clarity, if Executive’s employment terminates before a Minimum Financial Milestone Event has occurred, or if the Minimum Financial Milestone Event does not occur on or before March 15, 2018, the Executive understands and agrees that the Executive forfeits the right to the 2017 Salary Deferral for the time period of January 1, 2017, through December 31, 2017 (or such date as employment terminates, if sooner). Provided that the above-stated conditions have been met, the Company shall pay to the Executive the 2017 Salary Deferral amount (less all applicable taxes and withholdings) on its first regularly scheduled payroll date after the Minimum Financial Milestone Event has occurred or on March 15, 2018, if earlier. From and after the date the Minimum Financial Milestone Event occurs (a) Executive’s annual base salary shall be $150,000 per year and will no longer be subject to deferral; (b) at such time as a Second Financial Milestone Event occurs, Executive’s annual base salary shall be increased to $160,000 per year; (c) at such time as a Third Financial Milestone Event occurs, Executive’s annual base salary shall be increased to $175,0000 per year; and (d) at such time as a Fourth Financial Milestone Event occurs, Executive’s annual salary shall be increased to $300,000 per year, which any such salary increase(s) to be reflected on the Company’s first regularly scheduled payroll date after the occurrence of such milestone event.”

4.            Section 4(b) of the Employment Agreement entitled “Bonuses” is hereby amended and restated in its entirety as follows:

“(b)         Bonuses.

(i)          Minimum Financial Milestone Event. Upon the occurrence of the Minimum Financial Milestone Event (as defined above) provided that the conditions set forth below have been satisfied, the Executive shall be paid a one-time lump sum cash bonus in the amount of $25,000 less applicable withholdings, which shall be paid within 30 days of the occurrence of the Minimum Financial Milestone Event.

(ii)         Second Financial Milestone Event. Upon the occurrence of the Second Financial Milestone Event, provided that the conditions set forth below have been satisfied, the Executive shall be paid a one-time lump sum cash bonus in the amount of $110,000, less all applicable withholdings, which shall be paid to the Executive within 30 days of the occurrence of the Second Financial Milestone Event. In the event a Second Financial Event is the initial fundraising, the Executive shall be entitled to payment of both bonuses specified under subpart (i) above, and both bonuses shall be paid to the Executive, less applicable withholdings, within 30 days of the occurrence of the Second Financial Milestone Event.

(iii)        Third Financial Milestone Event. Upon the occurrence of the Third Financial Milestone Event, provided that the conditions set forth below have been satisfied, the Executive shall be paid a one-time lump sum cash bonus in the amount of $175,000, less all applicable withholdings, which shall be paid to the Executive within 30 days of the occurrence of the Third Financial Milestone Event. In the event the Third Financial Milestone Event is the initial fundraising, the Executive shall be entitled to a payment of each bonus specified under subpart (i) and (ii) above this subpart (iii), and all such bonuses shall be paid to the Executive, less applicable withholdings, within 30 days of the occurrence of the Third Financial Milestone Event.

(iv)        Fourth Financial Milestone Event. Upon the occurrence of the Fourth Financial Milestone Event, Executive shall be paid a one-time lump sum cash bonus in the amount of $175,000, less all applicable taxes and withholdings, which shall be paid to the Executive within 30 days of the occurrence of the Fourth Financial Milestone Event. In the event the Fourth Financial Milestone Event is the initial fundraising, the Executive shall be entitled to a payment of the bonuses specified under subparts (i), (ii) and (iii) above (that is, the bonuses applicable to the Minimum Financial Milestone Event, the First Financial Milestone Event, the Second Financial Milestone Event and the Third Financial Milestone Event), and the aggregate total of all such bonuses shall be paid to the Executive within 30 days after the occurrence of the Fourth Financial Milestone Event and in all cases no later than March 15th in the year following the year in which the Fourth Financial Milestone Event Occurs.”

(v)          Discretionary Bonus Award for 2016. For the months of July, August and September 2016, the Executive shall be paid a discretionary monthly bonus in the amount of $700 per month (the “2016 Discretionary Bonus”). The 2016 Discretionary Bonus shall be paid to the Executive on a monthly basis in each of the months of July, August and September 2016 in accordance with the Company’s standard payroll procedure. The 2016 Discretionary Bonus shall be less all applicable taxes and withholdings. No 2016 Discretionary Bonus shall be paid to the Executive from and after September 30, 2016.

(vi)        Discretionary Bonus Award for 2017. If a Minimum Financial Milestone Event has not occurred by March 15, 2017, Executive shall be eligible for a discretionary bonus of $75,000, less all applicable taxes and withholdings (the “2017 Discretionary Bonus”), which shall be awarded in the Company’s discretion based upon the achievement of certain corporate objectives on or before December 31, 2017, including, but not limited to the sale by the Company of its Equity Securities in a bona fide equity financing in which the Company receives gross proceeds of not less than $5,000,000, including proceeds received in connection with any transaction in which the Company’s securities (or the securities of any successor to the Company) have become publically traded; provided, however, the Executive must be employed by the Company on the effective date of the occurrence of the Minimum Financial Milestone Event to be entitled to payment of the 2017 Discretionary Bonus. Such bonus will be paid within 30 days of the occurrence of the Minimum Financial Milestone Event and in all cases no later than March 15, 2018. For purposes of clarity, no 2017 Discretionary Bonus shall be paid to the Executive if the Minimum Financial Milestone Event occurs after December 31, 2017.

For the purposes of the bonuses specified above, the Executive shall only be entitled to the bonuses specified therein if the Executive is employed by the Company on the effective date of the occurrence of the applicable bonus event, including, but not limited to, the date of the Minimum Financial Milestone Event, the Second Financial Milestone Event, the Third Financial Milestone Event and/or the Fourth Financial Milestone Event, as appropriate. For purposes of clarity, unless the Executive is employed by the Company on the date of such milestone event, the Executive shall have no right to the payment of the bonus specified under subparts (i) – (vi) hereof.”

5.            This Second Amendment is hereby incorporated into and forms a part of the Employment Agreement.

6.            Except as modified herein, all other terms and conditions of the Employment Agreement as amended by the First Amendment, shall continue in full force and effect.

7.            This Second Amendment shall be binding upon the Parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns and shall be governed by and construed in accordance with the laws of the State of North Carolina.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the day and year first above written.

COMPANY:

Innovate Biopharmaceuticals InC.

By:	/s/ Jay Madan
Jay Madan, President

EXECUTIVE:

By:	/s/ Sandeep Laumas
Sandeep Laumas

Address:

THIRD AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS THIRD AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (the “Third Amendment”) is entered into as of August 31, 2017, with an effective date of July 1, 2016 (the “Effective Date”) by and between Innovate Biopharmaceuticals Inc., a Delaware corporation (the “Company”), and Sandeep Laumas (the “Executive;” and, together with the Company, the “Parties”), who agree to be bound by all of the terms and conditions hereof.

WITNESSETH:

WHEREAS, the Executive and the Company entered into an Executive Employment Agreement on or about October 28, 2015 (the “Employment Agreement”), setting forth the terms and conditions of Executive’s employment as the Executive Chairman of the Board of Directors of the Company;

WHEREAS, the Executive and the Company entered into a First Amendment to Executive Employment Agreement on or about March 15, 2016 (the “First Amendment”);

WHEREAS, the Executive and the Company entered into a Second Amendment to Executive Employment Agreement on or about March 1, 2017 (the “Second Amendment”); and

WHEREAS, the Executive and the Company desire to amend the Employment Agreement, as amended, as set forth in this Third Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Executive and the Company hereby amend the Employment Agreement as follows, effective as of the Effective Date set forth above:

1.            The second paragraph of Section 4(a)(i) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“For the purposes of this Agreement, the “Minimum Financial Milestone Event” shall mean the sale by the Company of its Equity Securities in a bona fide equity financing following the Effective Date in which the Company receives gross proceeds of not less than $5,000,000, including proceeds received in connection with any transaction in which the Company’s securities (or the securities of any successor to the Company) become publicly tradeable. “Equity Securities” means the Company’s common stock or preferred stock, or any other securities convertible into the Company’s common stock or preferred stock (e.g., convertible promissory notes), issued to one or more third parties for bona fide equity financing purposes. The “Second Financial Milestone Event” shall mean the sale or sales by the Company of its Equity Securities following the Effective Date in a bona fide equity financing (or series of bona fide equity financings, including the Minimum Financial Milestone Event) in which the Company receives aggregate gross proceeds of at least $10,000,000, including proceeds received in connection with any transaction in which the Company’s securities (or the securities of any successor to the Company) become publicly tradeable. The Second Financial Milestone Event will also include any proceeds received from sale of assets, out-licensing and/or partnering agreements. The “Third Financial Milestone Event” shall mean the sale or sales by the Company of its Equity Securities following the Effective Date in a bona fide equity financing (or series of bona fide equity financings, including the Minimum Financial Milestone Event and the Second Financial Milestone Event) in which the Company receives aggregate gross proceeds of at least $25,000,000, including proceeds received in connection with any transaction in which the Company’s securities (or the securities of any successor to the Company) become publicly tradeable. The Third Financial Milestone Event will also include any proceeds received from sale of assets, out-licensing and/or partnering agreements. The “Fourth Financial Milestone Event” shall mean the sale or sales by the Company of its Equity Securities following the Effective Date in a bona fide equity financing (or series of bona fide equity financings, including the Minimum Financial Milestone Event, the Second Financial Milestone Event and the Third Financial Milestone Event, as applicable) in which the Company receives aggregate gross proceeds of at least $45,000,000, including proceeds received in connection with any transaction in which the Company’s securities (or the securities of any successor to the Company) become publicly tradeable. The Fourth Financial Milestone Event will also include any proceeds received from sale of assets, out-licensing and/or partnering agreements. For purposes of clarity, the amount of the Minimum Financial Milestone Event shall be included in calculating the Second Financial Milestone Event; the amount of the Minimum Financial Milestone Event and the Second Financial Milestone Event shall be included in calculating the Third Financial Milestone Event; and the amount of the Minimum Financial Milestone Event, the Second Financial Milestone Event and the Third Financial Milestone shall be included in calculating the Fourth Financial Milestone Event.”

2.            This Third Amendment is hereby incorporated into and forms a part of the Employment Agreement.

3.            Except as modified herein, all other terms and conditions of the Employment Agreement, as amended, shall continue in full force and effect.

4.            This Third Amendment shall be binding upon the Parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns and shall be governed by and construed in accordance with the laws of the State of North Carolina.

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IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the day and year first above written.

COMPANY:

Innovate Biopharmaceuticals InC.

By:	/s/ Jay Madan
Jay Madan, President

EXECUTIVE:

By:	/s/ Sandeep Laumas
Sandeep Laumas

Address: